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EXHIBIT 5
Opinion of Counsel

                                  PAUL GOODMAN
                                 ATTORNEY-AT-LAW
                        370 LEXINGTON AVENUE, 19TB FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 370-1300



     You have requested our opinion with respect to the securities to be included in the registration statement on Form S-8 (the "Registration Statement") of WCM Capital, Inc. (the "Company"), which will be filed with the Securities and Exchange Commission (the "SEC") on or about March 4, 2003.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Service Agreement between the Company and Richard Brannon, the Service Agreement between the Company and Joseph Laura, the Service Agreement between the Company and Ann Marie Curd, the Service Agreement between the Company and Girolamo D'Albis, the Service Agreement between the Company and Janet Pennisi, the Service Agreement between the Company and Robert Levin, the Service Agreement between the Company and Thomas Wagner, the Service Agreement between the Company and William Petty and the Service Agreement between the Company and Paul Goodman (collectively referred to as the "Service Agreements"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of Company as we have deemed relevant or necessary as a basis for the opinions set forth. We have also made such inquiries of such officers and representatives as we have deemed relevant or necessary for a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of such latter documents. We have further assumed that each of the parties to the Service Agreements had full power and authority to enter into each agreement, that the consideration received by the Company in accordance with the Service Agreements is legally sufficient for the issuance of the shares therefore, and that the pertinent provision of such federal and state securities laws as may be applicable have been complied with by the Company.

     Based upon and relying solely on the foregoing, and subject to the qualifications state herein, we are of the opinion that when issued against consideration therefore and after the Registration Statement shall become effective under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issuable in connection with the Service Agreements will be validly issued, fully paid and non-assessable securities of the Company.


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     The  opinions herein are limited to the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this opinion. This opinion is expressly limited to the matters herein set forth and we express no opinion as to any matter other than as specifically set forth herein.

     We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 to be filed with the Commission on or about March 4, 2003. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the issuance of the Common Stock pursuant to the Service Agreements. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except as noted above.

                                   Very truly yours

                                   /s/ Paul Goodman


                                   Paul Goodman





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